CONSENT OF BATTLE FOWLER LLP


      We consent to the reference to our firm under the heading "Taxes" in the Prospectus and Statement of Additional Information included in Amendment No. 18 to the Registration Statement on Form N-1A of The Treasurer's Fund as filed with the Securities and Exchange Commission on February 27, 1998.


                                       BATTLE FOWLER LLP

New York, New York
February 27, 1998